Exhibit 31.1

CERTIFICATION

I, Craig I. Forman, certify that:

1.	I have reviewed this annual report on Form 10-K/A of JCK Legacy Company;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3	Chief Executive Officer
Date: September [*], 2020	/s/ Craig I. Forman Craig I. Forman Principal Executive Officer and Principal Financial Officer